                                                                   Exhibit 10.17

                            DISTRIBUTION AGREEMENT

This Distribution Agreement (the "Agreement") dated for reference the 6th of November, 2000.

BETWEEN:

            CYBERBANK CORP.
            ----------------
            a Korean Corporation having its head office at 18th Floor. Mirae Bldg., 1306-6
            Seocho-dong, Seocho-gu, Seoul, Korea 137-070
            Fax: 82-2-3483-4600

            (the "Company")

OF THE FIRST PART

AND:

            PC-EPHONE  LTD., a
            ---------------
            Bermuda Corporation having its head office at 129 Front Street
            Hamilton, Bermuda  HM12
            Fax:  (604) 688-8371

            (the "Distributor")

OF THE SECOND PART

WHEREAS:

A. The Company has developed a handheld device/terminal that can be used to perform multiple functions on a CDMA, GSM or other wireless application protocol system (the "Multipalm").

B. The Distributor wishes to acquire the United States and Canada rights to market and distribute the Multipalm on a sole and exclusive basis on the terms and conditions contained herein.

C. The Distributor wishes to acquire the worldwide (other than the United States and Canada) rights to market and distribute the Multipalm on a non-exclusive basis on the terms and conditions contained herein.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.     DEFINITIONS

In this Agreement, the following words and phrases shall have the following meanings:

(A) "Confidential Information of the Company" means all business plans, trade secrets, design concepts, knowledge, information, production technology, processes, know how, business projections, customer lists and intellectual property concerning or relating to the business of the

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.
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       Company and the Products, including the Manufacturing Information, which may be communicated to, acquired by, or learned of by the Distributor from the Company, whether or not such information is subject to proprietary protection at law;

(B) "Confidential Information of the Distributor" means all customer lists, sales marketing contacts and information, business plans, trade secrets, knowledge, information, know how, business projections, computer software programs and intellectual property concerning or relating to the business of the Distributor which may be communicated to, acquired by, or learned of by the Company from the Distributor, whether or not such information is subject to proprietary protection at law;

(C)    "Exclusive Territory" means the United States of America and Canada;

(D) "Future Products" means any future products developed by the Company of a similar or like nature, or using the same technology as the Multipalm (including accessories);

(E) "Manufacturing Information" means all information, technology, data and trade secrets relating to the manufacture of the Products;

(F)    "Non-exclusive Territory" has the meaning assigned to it by section 2.3;

(G) "Patents" means any patents underlying the Products which are owned or may be owned by the Company or licensed or which may be licensed to the Company;

(H) "Products" means the personal digital assistant products marketed by the Company under the current trade name "Multipalm" (including all necessary accessories to maintain the functionality of the Product including, but not limited to, a Bluetooth stylus, a battery charger, and an adaptor).

(I) "Reference Date" means the later of (a) December 31, 2001 and (b) one year after approval of the Products by the US FCC;

(J)    "Term" has the meaning described in Section 12.1 of this Agreement;

(K) "Trade Name" means the trade name "Multipalm", or any other trade name for the Product or Future Products, and the trademark "Multipalm", or any other trademark for the Product or Future Products, in the event that the Company is granted trademark protection by the United States Patent and Trademark Office.

2.     Exclusive Distribution Rights and Non-exclusive Distribution Rights
       -------------------------------------------------------------------

2.1 Subject to the terms and conditions of this Agreement, the Company hereby grants to the Distributor the exclusive right to market, distribute and sell the Products within the Exclusive Territory (the "Distribution Rights"). The Distribution Rights will include the following rights:

(A)    the right to market, distribute and sell the Products;

(B) the right and license to use the Trade Name in connection with the marketing, distribution and sale of the Products.

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.
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2.2    The Distribution Rights will extend to the right and license to use the trademark "Multipalm" or any other trademark relating to the Products or Future Products in the event that the Company's application to the United States Patent and Trademark Office for the registration of "Multipalm" or any other trademark, if any, is approved. The Distributor acknowledges that there is no assurance that trademark protection will be granted by the United States Patent and Trademark Office.

2.3 The Distributor will, from time to time, deliver notice to the Company that requests non-exclusive distribution rights for certain territories outside of the Exclusive Territory (the "Non-exclusive Territory"). The Company and the Distributor shall have fifteen (15) days to discuss and reach an agreement on such request. Failure to reach an agreement on such a request shall be deemed to be a rejection of such request by the Company. If granted, such non-exclusive distribution rights shall be for a period of one year from the date of delivery of the request by the Distributor to the Company. The terms and conditions of such non-exclusive distribution rights shall be governed by the terms and conditions of this Agreement but may be modified or amended subject to a separate agreement by the Company and the Distributor.

2.4 In consideration of the Company granting the Distribution Rights to the Distributor, the Distributor agrees to issue to the Company 3,500,000 common shares of Newlands Oil & Gas Inc. (PC-EPhone, Inc.) for no additional charge within 20 days from signing the Distribution Agreement.

3.     Product Prices, Payment and Minimum Purchase Amounts
       ----------------------------------------------------

3.1 The prices to be paid by the Distributor to the Company for the Products (the "Product Prices") shall:

       (A)    until {............*............}, not be less than
              US${............*............} per unit
              {............*............}and shall not be greater than
              {............*............}; and

       (B)    after {............*............}, not be greater than
              {............*............}.

3.2 At the time of giving the purchase order, the Distributor will open an irrevocable and confirmed letter of credit without recourse in favour of the Company for the aggregate price for all of the Products ordered at the Product Prices ordered (the "Order Price"). In addition, the letter of credit will be transferable and negotiable by the Company. Such letter of credit shall be arranged with a financial institution satisfactory to the Company. Such letter of credit shall be granted on the basis that payment will be made upon presentation of adequate documentation by the Company but will not be paid any earlier than the due date as described in section 3.3 below.

3.3 The Company will invoice the Distributor for all Products delivered to the Distributor at the Product Prices. The Order Price shall be paid
{............*............} days after presentation of documents but, for greater certainty, may be paid in partial amounts for partial shipments.

3.4 The Distributor shall have the right to establish its own selling prices for the Products within the Exclusive Territory and the Non-exclusive Territory.

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.
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3.5    The determination of sales, marketing strategies, and selling prices for the Products within the Exclusive Territory and the Non-exclusive Territory will be the sole responsibility of the Distributor.

3.6 All references to money or currency herein contained shall mean lawful money of the United States of America.

3.7 Each order placed by the Distributor for the purchase of any Products shall be subject to the terms and conditions of this Agreement.

3.8    The Company will deliver all Products to the Distributor
{............*............} but at a location in {............*............}
that is a reasonable distance from a major shipping location which includes, but is not limited to, {............*............}.

3.9 As a condition of maintaining the Distribution Rights, during the period from the effective date of this Agreement to the Reference Date, the Distributor must purchase from the Company a minimum of 500,000 units of the Products at the prices provided for by this Agreement. For each successive year after the Reference Date, the Distributor must purchase from the Company a minimum of 500,000 units of the Products (the "Annual Minimum Purchase Requirement") at the prices provided for by this Agreement. The failure of the Distributor to achieve the Annual Minimum Purchase Requirements will be deemed to be a default of this Agreement entitling the Company to terminate in accordance with Section 12.2 of this Agreement. It is understood and agreed that the only remedy of the Company against the Distributor for failure to meet Annual Minimum Purchase Requirements will be to terminate this Agreement in accordance with Section 12.2 herein. The Company shall not have any claim or demand against the Distributor to make payment for any Annual Minimum Purchase Requirements. Notwithstanding the above, the Distributor shall not be held responsible for not achieving the Annual Minimum Purchase Requirements if the Products are not completely delivered, are not delivered on a timely basis, and/or not delivered in a functioning format for North American use.

3.10 For the initial two orders, the Distributor agrees to issue binding purchase orders to the Company in a form that is substantially similar in terms and conditions as attached in Appendix 3.10.

3.11 To help the Company to establish manufacturing and marketing plans, the Distributor shall submit to the Company a quarterly forecasting purchase plan for {............*............}at least  {............*............}-days prior to the beginning of each quarter.

4.     Limitations on the Distribution Rights
       --------------------------------------

4.1 The Distributor shall not knowingly distribute or sell any Products for re-sale to any person or company in any market outside: (a) the Exclusive Territory and (b) the Non-exclusive Territory where the Distributor has non-exclusive rights as granted by virtue of section 2.3.

4.2 The Distributor will not, directly or indirectly, sell, assign or grant to any other person, firm or corporation, the right to sell, or distribute the Products within the Exclusive Territory and the Non-exclusive Territory, except as set forth in Article 5.

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.
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4.3    The Distributor will not market, distribute or sell any products similar to or competitive with the Products during the Term of this Agreement without the written consent of the Company.

4.4 Nothing in this Agreement shall be deemed in any way to constitute any transfer or assignment by the Company of any Patents, Trade Name or Confidential Information to the Distributor or to give the Distributor any right, title or interest in or to any Patents, Trade Name or Confidential Information. The Distributor acknowledges that all patents pertaining to the Products or Confidential Information are and shall remain the exclusive property of the Company.

4.5 The Distributor will not purchase Products from any person other than the Company.


5.     Sub-Distributors
       ----------------

5.1 The Distributor will have the right to appoint sub-distributors within the Exclusive Territory and the Non-exclusive Territory, provided that each sub-distributor is appointed on the following terms and conditions:

    a) each sub-distributor will enter into a sub-distributorship agreement with the Distributor on terms and conditions acceptable to the Company and which will bind the sub-distributor to the terms and conditions set forth in this Agreement, except that section 4.3 of this Agreement shall not be applicable to the sub-distributor; and

    b) the Distributor shall provide the Company a copy of each executed sub-distributorship agreement within 10 days of execution in order that the Company can verify compliance of the sub-distributorship agreement with the terms and conditions of this Agreement.

5.2 In the event of restructuring of the Distributor so that separate companies are used to sell Products in different countries within the Exclusive Territory and the Non-exclusive Territory, such separate companies shall collectively be considered to be parties to this Agreement in place and stead of the Distributor named herein, without the necessity of any further documentation, except that section 4.3 of this Agreement shall not be applicable.

6.     Additional Covenants of the Distributor
       ---------------------------------------

6.1    The Distributor will throughout the term of this Agreement:

(A) purchase and maintain a sufficient liability insurance policy with reputable insurance companies in those jurisdictions in which the Distributor markets, distributes and sells the Products;

(B) ensure that any advertising or promotional efforts undertaken by the Distributor will be conducted in compliance with advertising and marketing guidelines established by the Company in order to ensure a consistent marketing and brand recognition of the Products;

(C) comply with all applicable laws and regulations regarding the distribution, marketing and sale of the Products within the Exclusive Territory and the Non-exclusive Territory.

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.
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(D)    The Distributor will not enter into any business that is unrelated to telecommunications without the prior written consent of the Company.

(E) The Distributor shall not represent itself as an agent and/or legal representative of the Company.

(F) The Distributor shall not challenge the Company for the Company's Patents, Trade Name and/or other intellectual properties.

(G) The Distributor shall not give information on and guarantee the performance and efficiency of the Products and Future Products unless otherwise confirmed by the Company's written consent.

6.2 Execution and delivery of this Agreement by the Distributor has been duly authorized. The person executing this Agreement on behalf of the Distributor has full and proper authorization to execute same, and this Agreement is a valid and binding agreement of the Distributor and is enforceable against the Distributor in accordance with its terms.

7.     Additional Covenants of the Company
       -----------------------------------

7.1    The Company will during the term of this Agreement:

(A) provide the Distributor with such information as the Company considers appropriate in order to assist the Distributor in the preparation of sales promotion material and shall provide the Distributor with its sales promotional material relating to the Products in order to facilitate advertising of the Products within the Exclusive Territory and the Non-exclusive Territory;

(B) ensure all the Products meet the Company's specifications for the applicable Products;

(C) ensure that in addition to any warranty requirements pursuant to the terms of this Agreement, all Products supplied by the Company and its manufacturers shall meet any and all U.S. governmental standards applicable to such Products. The Distributor shall have the right, through its duly appointed representative, to examine, inspect and/or test any and all of the Products supplied by the Company, and the production lines, production facilities and storage facilities. The Company warrants that the goods delivered in accordance with this Agreement shall measure up to the same standard as the sample Products previously submitted to Distributor.

(D) permit the Distributor and its sub-distributors to hold themselves out as authorized distributors of the Products within the Exclusive Territory and the Non-exclusive Territory;

(E) assist the Distributor in obtaining all applicable US FCC and Industry Canada approvals in order that the Products can be distributed in the Exclusive Territory and the Non-exclusive Territory.

(F) furnish to the Distributor in a timely manner product information regarding the Products, which product information shall accurately

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.
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       describe the nature, character and prescribed use of the Products, which information shall be appropriate for distribution to consumers in the discretion of the Distributor. The product information shall not misrepresent or in any way internationally mislead Distributor, or consumers with respect to the products. Distributor may incorporate such product information in its sales and advertising and promotional literature and materials (the "Sales Materials"). Said product information utilized shall not be deemed as Confidential Information as set forth in this Agreement.

(G) ensure that the Company has the right to supply and distribute the Products and all components thereof, and the Products shall not and do not, constitute any known infringement of any license, trademark, copyright, patent or similar proprietary interest of any third party.

(H) The Company will not directly, or indirectly, sell Products to any customers in the Exclusive Territory and, furthermore, will refer those customers to the Distributor.

(I) The Company will not directly, or indirectly, sell Products to any customers in the Non-exclusive Territory where the Distributor has non-exclusive distribution rights and, furthermore, will refer those customers to the Distributor.

7.2 The Company represents it has the capability to supply the Products necessary to meet the anticipated sales of the Distributor for the duration of this Agreement.

7.3 Execution and delivery of this Agreement by the Company has been duly authorized. The person executing this Agreement on behalf of the Company has full and proper authorization to execute same, and this Agreement is a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms.


8.     Indemnification
       ---------------

8.1 Each of the parties agrees to indemnify and hold harmless the other party from any liability arising out of the act or omission of the indemnifying party, its servants, agents and representatives.

8.2 The Company shall not be responsible for any claim and loss arising out of the marketing, sales and distribution process of the Distributor and the sub-distributors.

8.3 The Distributor shall be responsible for the losses and claims arising out of the Distributor's and the sub-distributors' conduct, non-performance and misrepresentations. Furthermore, the Distributor shall defend itself and shall indemnify and hold harmless the Company from any liability arising therefrom.

8.4 The maximum liability of the Company arising out of and relating to the Distribution Agreement shall not exceed the Order Price of the Products delivered.


9.     Right of First Refusal for Future Products
       ------------------------------------------

9.1 The Distributor will have a right of first refusal to acquire the marketing, distribution and sales rights for (a) Future Products on an exclusive basis for the Exclusive Territory and (b) Future Products on a non-exclusive basis for the Non-exclusive Territory where non-exclusive distribution rights have been granted pursuant to section 2.3.

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.
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10.    Confidential Information
       ------------------------

10.1 The Company acknowledges that the Confidential Information of the Distributor is the property of the Distributor and the success, profitability and competitive position of the Distributor requires that the Confidential Information of the Distributor be maintained in confidence by the Company. Accordingly, the Company covenants and agrees with the Distributor, subject to Sections 10.2 and 10.3 of this Agreement, that:

(A) the Company will at all times keep all Confidential Information in the strictest confidence;

(B) the Company will not use the Confidential Information for any purpose other than for performing its obligations pursuant to this Agreement;

(C) the Company will not at any time publish or in any way participate or assist in the publishing of any Confidential Information;

(D) the Company will not disclose or assist in the disclosure of any Confidential Information to any person, firm, corporation or other entity.

10.2 The Company may disclose the Confidential Information of the Distributor in confidence to its lawyers, accountants and other professional advisors in connection with the performance of the business arrangements between the Company and the Distributor, each of whom shall be advised of the confidential nature of such confidential information.

10.3 The Company may disclose the Confidential Information of the Distributor only to the extent necessary in order that the Company may comply with all applicable laws and regulations.

10.4 The Distributor acknowledges that the Confidential Information of the Company is the property of the Company and the success, profitability and competitive position of the Company requires that the Confidential Information of the Company be maintained in confidence by the Distributor. Accordingly, the Distributor covenants and agrees with the Company, subject to Sections 10.5 and
10.6 of this Agreement, that:

(A) the Distributor will at all times keep all Confidential Information in the strictest confidence;

(B) the Distributor will not use the Confidential Information for any purpose other than for performing its obligations pursuant to this Agreement;

(C) the Distributor will not at any time publish or in any way participate or assist in the publishing of any Confidential Information;

(D) the Distributor will not disclose or assist in the disclosure of any Confidential Information to any person, firm, corporation or other entity.

10.5 The Distributor may disclose the Confidential Information of the Company in confidence to its lawyers, accountants and other professional advisors in connection with the performance of the business arrangements between the Company and the Distributor.

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.
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10.6   The Distributor may disclose the Confidential Information of the
Company only to the extent necessary in order that the Distributor may comply with all applicable laws and regulations, including compliance with the Distributor's obligations as a reporting issuer under the United States Securities Exchange Act of 1934.
-------------------------------

10.7 No waiver by either party of its rights pursuant to the confidentiality agreements or any consent to any release of confidential information shall be effective unless expressed in writing, and no such waiver or consent shall apply beyond the specific facts in respect of which the waiver of consent was given.

10.8 This confidentiality agreement of each party does not apply to information that is or becomes publicly available or is lawfully received by the other party other than by breach of this confidentiality agreement.


11.    Modifications
       -------------

11.1 The Distributor will not make any modifications to any Products or in any way vary or change the specifications or content of the Products purchased from the Company. The Distributor will use its reasonable efforts to ensure that its sub-distributors, dealers, agents, or customers do not make any modifications to, or in any way vary, the specifications or content of any Products.


12.    Term and Termination
       --------------------

12.1 The term of this Agreement (the "Term") will commence on the date of signing of this Agreement and will continue until the earlier of December 31, 2007 or until the date on which this Agreement is terminated in accordance with the provisions of this Agreement. However, the Term of this Agreement will automatically renew from year to year after the initial Term provided the Company has not given 60 days advance notice of termination in writing.

12.2 Each of the Distributor and the Company shall have the right to terminate this Agreement upon the occurrence of any of the following events, such termination to be effective immediately upon the receipt or deemed receipt by the other party of notice to that effect and the expiry of any applicable period for remedy of the default:

(A) if a party is in default of any of the material terms or conditions of this Agreement and fails to remedy such default within 60 days of written notice thereof from the other party;

(B) if the other party becomes bankrupt or insolvent, makes an assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors;

(C) if the other party winds-up, dissolves, liquidates or takes steps to do so or otherwise ceases to function as a going concern or is prevented from reasonably performing its duties hereunder; or

(D) if a receiver or other custodian (interim or permanent) of any of the assets of the other party is appointed by private instrument or by court order or if any execution or other similar process of any court becomes

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.
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       enforceable against the other party or its assets or if distress is made against the other party's assets or any part thereof.

12.3 It is a condition of this Agreement that nominees of the Company will have been appointed to the board of directors of PC-EPhone, Inc. by no later than February 28, 2001 and that the nominees will represent a minimum of forty percent (40%) of the directors on the board of directors of PC-EPhone, Inc. upon appointment and throughout the Term of this Agreement. In the event that the Company's nominees on PC-EPhone Inc.'s board of directors constitute less than the minimum of forty percent (40%) of PC-EPhone Inc.'s board of directors, other than by reason of resignation of the Company's nominees or the failure of the Company to provide nominees, for a continuous period of more than sixty (60) days during the period from February 28, 2001 to the end of the term of this Agreement, then the Company will be entitled to terminate this Agreement upon written notice to the Distributor. The Company will throughout the term of this Agreement vote all shares in PC-EPhone, Inc. owned by the Company, including the shares issued pursuant to this Agreement, in favour of the nominees proposed by the Company as directors of the Distributor. In the event that the Company does not vote its shares in PC-EPhone, Inc. in accordance with the terms of this Agreement, then the Company will have no rights to terminate this Agreement pursuant to this section 12.3.

12.4 Upon termination of this Agreement for any reason whatsoever, the following shall apply:


(A) those rights and obligations of each of the Company and the Distributor which are expressly stated to survive termination of this Agreement will survive termination and will continue in full force and effect;
(B) all rights and privileges granted by the Company to the Distributor pursuant to this Agreement, including the rights to market, distribute and sell Products, will immediately terminate and be relinquished by the Distributor, and thereafter the Distributor shall take no action that would make it appear to the public that the Distributor is still supplying Products;
(C) the Distributor shall return to the Company all advertising, informational or technical material given to the Distributor by the Company;
(D) the Distributor shall cease using the Trade Names and thereafter refrain from holding itself out as an authorized distributor of the Products;
(E) the Distributor will retain in confidence all information regarding the business and property of the Company and the Products;
(F) all sub-distributorship agreements entered into by the Distributor will terminate.

The provisions of this Section 12.4 will survive the termination of this Agreement.

13.    Assignment
       ----------

13.1 Except as provided by Section 5 of this Agreement, the rights granted by this Agreement may not be sold, assigned, sub-licensed or otherwise transferred by the Distributor without the prior written consent of the Company, which consent may not be unreasonably withheld by the Company.


14.    After-sales Support
       -------------------

14.1 The Company shall be responsible for the cost of all warranties, repairs and similar claims by customers of the Products. The Distributor shall be responsible for customer and call-center support services. However, the Company shall provide training and technical assistance to the Distributor in the United States and Canada for a period of three (3) months after the date of this Agreement in order to facilitate customer and call-center support services.

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.
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15.    Miscellaneous Provisions
       ------------------------

15.1   Entire Agreement
       ----------------

This Agreement constitutes the entire agreement between the parties with respect to all matters herein contained, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by all parties hereto and any amendments, alterations or qualifications hereof shall not be binding upon or affect the rights of any party who has not given its consent in writing.

15.2   Interpretation
       --------------

The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

15.3   Severability
       ------------

In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

15.4   Force Majeure
       -------------

In the event of an inability or failure by the Company to manufacture, supply or ship any of the Products herein by reason of any fire, explosion, war, riot, strike, walk-out, labour controversy, flood, shortage of water, power, labour transportation facilities or necessary materials or supplies, default or power failure of carriers, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act or order of any court, board, government or other authority of competent jurisdiction, or any other direct cause (whether or not of the same character as the foregoing) beyond the reasonable control of the Company, then the Company shall not be liable to the Distributor and will not be deemed to be in default during the period and to the extent of such inability or failure. Deliveries omitted in whole or in part while such inability remains in effect shall be canceled.

15.5   Notices
       -------

Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

   (a)   Delivered personally;
   (b)   Sent by prepaid courier service or mail; or
   (c) Sent prepaid by telecopiers, fax telex or other similar means of electronic communication addressed to the "President" at the address/fax number shown for the Distributor or the Company, as the case may be, at the beginning of this Agreement.

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.

Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or, if sent by telex, fax, telecopier or other electronic communication (other than e-mail), on the first business day thereafter, or if sent by courier on the third business day thereafter or if sent by mail on the tenth business day thereafter. Any party may change any particulars of its address/fax number for notice by giving notice to the other party in the manner above described.

For determining the date on which any notice shall have been received, the date of delivery will be the date in Los Angeles, California at the time of delivery.

15.6   Time of the Essence
       -------------------

Time shall be of the essence.

15.7   Further Assurances
       ------------------

The parties agree to sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

15.8   Successors and Assigns
       ----------------------

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

15.9   Non-Waiver
       ----------

No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

15.10  Arbitration
       -----------

All disputes in relation to this Agreement, other than a dispute regarding the non-payment of any monetary amount required by this Agreement, be referred to and finally resolved by Arbitration, under the rules of the British Columbia International Commercial Arbitration Center (the "Rules"), which Rules are deemed to be incorporated by reference into this Article. The tribunal shall consist of One (1) Arbitrator. The Parties will endeavour within twenty-one
(21) days of the matter being referred to Arbitration to agree upon an Arbitrator, failing which the Arbitrator shall be appointed in accordance with the Rules. The place of Arbitration shall be Surrey, British Columbia. The language of the Arbitration shall be English. The parties agree that the Arbitrator shall be requested to make his award within sixty (60) days following the later of the conclusion of the Arbitration hearings or any exchange of final written submissions by the Parties and further agree that the word of the Arbitrator shall be final and binding and without appeal.

15.11  Governing Law
       -------------

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.

IN WITNESS WHEREOF the parties hereto have executed this Agreement and as of the date and year first above written.

CYBERBANK CORP.
by its authorized signatory


  /s/ Y.S. Cho
---------------------------------------
Signature of Authorized Signatory


Y.S. Cho
---------------------------------------
Name of Authorized Signatory


President/CEO
---------------------------------------
Position of Authorized Signatory


PC-EPHONE LTD.
by its authorized signatory


  /s/ Douglas Yee
---------------------------------------
Signature of Authorized Signatory


Douglas Yee
---------------------------------------
Name of Authorized Signatory


President
---------------------------------------
Position of Authorized Signatory

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.

                                   Appendix 3.10
                       Terms and Conditions of Initial Orders
                       --------------------------------------

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.

Cyberbank Corp.
{............*............}
---------------------------
Seoul, Korea  {............*............}
              ---------------------------
Attention:  Mr. {............*............}
-------------------------------------------

Dear Mr. {............*............}:
         ---------------------------

Order
-----

As exclusive Distributor of the Multipalm product for Canada and the United States, we hereby irrevocably order 1,000 units of the Product (as defined in the Distribution Agreement) (without stylus) at a price of not greater than
US${............*............} per unit for a total purchase price of not greater than US${............*............} (the "Order").


Delivery
--------

Delivery schedule shall be as follows:

         Delivery Date                          Number of Units
         -------------                          ---------------

         {............*............}                 1,000
         ---------------------------

Payment
-------

An irrevocable, confirmed, transferable and negotiable letter of credit will be granted for the value of the Order, payable immediately upon presentation of documents evidencing shipment.

All other terms and conditions of this purchase order shall be governed, to the extent applicable, by the Distribution Agreement between the two parties. If you have any questions regarding the above, please contact the undersigned at
{............*............}.



Yours truly,
NEWLANDS OIL & GAS INC.

**DRAFT**

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.

Cyberbank Corp.
---------------
{............*............},
---------------------------
Seoul, Korea  {............*............}

Attention:  Mr. {............*............}
-------------------------------------------

Dear Mr. {............*............}:

Order
-----

As exclusive Distributor of the Multipalm product for Canada and the United States, we hereby irrevocably order 35,000 units of the Product (as defined in the Distribution Agreement) (without stylus) at a price of not greater than
US${............*............} per unit for a total purchase price of not greater than US${............*............} (the "Order").


Delivery
--------

Delivery schedule shall be as follows:

              Delivery Date                     Number of Units
              -------------                     ---------------
              {............*............}       {......*......}
              ---------------------------       ---------------
              {............*............}       {......*......}
              ---------------------------       ---------------
              {............*............}       {......*......}
              ---------------------------       ---------------

Payment
-------

{............*............}U.S. dollars (US${............*............}) will be paid at the time of placing the Order.  Within {............*............} days after passing CDG2 Test, an irrevocable, confirmed, transferable and negotiable letter of credit will be granted for the remaining value of the Order and may be paid in whole or in part, for partial shipments, but final payment (whether whole or part) is not due until {............*............} days after presentation of documents evidencing shipment.

All other terms and conditions of this purchase order shall be governed, to the extent applicable, by the Distribution Agreement between the two parties. If you have any questions regarding the above, please contact the undersigned at
{............*............}.

Yours truly,
NEWLANDS OIL & GAS INC.

**DRAFT**

* CONFIDENTIAL TREATMENT REQUESTED BY PC-EPHONE, INC.